                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 12, 1995



                          AMERICAN ECOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


       DELAWARE                 0-11688                    95-3889638
   (State or other           (Commission File       (IRS Employer Identification
   jurisdiction of               Number)                     Number)
   incorporation)



                           5333 WESTHEIMER, SUITE 100
                                 HOUSTON, TEXAS
                                     77056
                    (Address of principal executive office)
                                   (Zip Code)


                                 (713) 624-1900
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

     On September 12, 1995, American Ecology Corporation (the "Company") entered into a definitive Purchase Agreement providing for the investment of $5,000,000 in the Company by a group of directors of the Company (the "Investing Directors"). The terms of the Purchase Agreement and the investments made and to be made by or on behalf of the Investing Directors are described on the Company's September 22, 1995 Press Release attached hereto as Exhibit 99.4 and incorporated herein by reference.

     The definitive Purchase Agreement entered into on September 12, 1995 satisfied and superseded the obligations of the investing directors pursuant to the Company's previously reported arrangement under which the directors were to have invested the same amounts for debt and Common Stock purchase warrants of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits:

          99.1 Purchase Agreement dated as of September 12, 1995 among the Company and the Investing Directors, comprised of Edward F. Heil, John Harris, Jack K. Lemley, Paul F. Schutt and Harry J. Phillips, Jr.

          99.2 Form of Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock of American Ecology Corporation.

          99.3 Form of Warrant to Purchase Common Stock of American Ecology Corporation.

          99.4 Press Release of the Company dated September 22, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AMERICAN ECOLOGY CORPORATION


     Date:  September 22, 1995         By:  /s/ A. Jefferson Walker, III
                                           ------------------------------
                                            A. Jefferson Walker, III
                                              Assistant Treasurer